 Exhibit 16.1

September 23, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Continental Materials Corporation’s Form 8-K dated September 23, 2009 and have the following comments:

1.                                      We agree with the statements made in Item 4.01a (i) though (v).

2.                                      We have no basis on which to agree or disagree with the statements made in Item 4.01b (i).

Very truly yours,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP